Exhibit 99.1

Execution Version

JOINT FILING AND SOLICITATION AGREEMENT

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of Rocky Mountain Chocolate Factory, Inc., a Delaware corporation (the “Company”);

WHEREAS, AB Value Partners, LP, a New Jersey limited partnership (“AB Value Partners”), AB Value Management LLC, a Delaware limited liability company (“AB Value Management” and, together with AB Value Partners, “AB Value”), Andrew T. Berger, Rhonda J. Parish, Mark Riegel, Sandra Elizabeth Taylor, and Mary Kennedy Thompson wish to form a group for the purpose of seeking representation on the Company’s Board of Directors (the “Board”) at the 2021 annual meeting of stockholders of the Company (including any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “2021 Annual Meeting”) and for the purpose of taking all other action necessary to achieve the foregoing.

NOW, IT IS AGREED, this 28th day of June 2021 by the parties hereto:

1. In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned (collectively, the “Group”) agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company. Each member of the Group shall be responsible for the accuracy and completeness of his, her or its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate. AB Value or its representative shall provide each member of the Group with copies of all Schedule 13D filings and other public filings to be filed on behalf of such member at least 24 hours prior to the filing or submission thereof.

2. So long as this Agreement is in effect, each of the undersigned shall provide written notice to Vinson & Elkins L.L.P. (“Vinson & Elkins”) of (i) any of his, her or its purchases or sales of securities of the Company, or (ii) any securities of the Company over which he, she or it acquires or disposes of beneficial ownership. Notice shall be given no later than the following business day after each such transaction.

3. Each of the undersigned agrees to form the Group for the purpose of (i) soliciting proxies or written consents for proposals submitted to stockholders for approval and the election of the persons nominated by the Group to the Board, each at the 2021 Annual Meeting, (ii) taking such other actions as the parties deem advisable, and (iii) taking all other action necessary or advisable to achieve the foregoing.

4. AB Value shall have the right to pre-approve all expenses incurred in connection with the Group’s activities and agree to pay directly all such pre-approved expenses.

5. Each of the undersigned agrees that any SEC filing, press release or stockholder communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities set forth herein shall be first approved by AB Value, or its representatives, which approval shall not be unreasonably withheld.

6. The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Nothing herein shall restrict any party’s right to purchase or sell securities of the Company, as he, she or it deems appropriate, in his, her or its sole discretion, provided that all such sales are made in compliance with all applicable securities laws.

7. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

8. In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in the State of New York.

9. Any party hereto may terminate his, her or its obligations under this Agreement on 24 hours’ written notice to all other parties, with a copy by email to Lawrence S. Elbaum, Esq., at Vinson & Elkins, lelbaum@velaw.com, and to C. Patrick Gadson, Esq., at Vinson & Elkins, pgadson@velaw.com.

10. Each party acknowledges that Vinson & Elkins shall act as counsel for both the Group and AB Value and its affiliates relating to their investment in the Company.

11. Each of the undersigned parties hereby agrees that this Agreement shall be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

AB VALUE PARTNERS, LP

By:	AB Value Management LLC
General Partner

By:	/s/ Andrew T. Berger
Name:	Andrew T. Berger
Title:	Manager

AB VALUE MANAGEMENT LLC

By:	/s/ Andrew T. Berger
Name:	Andrew T. Berger
Title:	Manager

/s/ Andrew T. Berger
ANDREW T. BERGER

Signature Page to Joint Filing and Solicitation Agreement

/s/ Rhonda J. Parish
RHONDA J. PARISH

Signature Page to Joint Filing and Solicitation Agreement

/s/ Mark Riegel
MARK RIEGEL

Signature Page to Joint Filing and Solicitation Agreement

/s/ Sandra Elizabeth Taylor
SANDRA ELIZABETH TAYLOR

Signature Page to Joint Filing and Solicitation Agreement

/s/ Mary Kennedy Thompson
MARY KENNEDY THOMPSON

Signature Page to Joint Filing and Solicitation Agreement

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